UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARMADA HOFFLER PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	46-1214914
(State of Incorporation)	(IRS Employer Identification No.)

222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia	23462
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 par value per share	NYSE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

File No. 333-187513

Securities registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant’s common stock, par value $0.01 per share, is set forth under the caption “Description of Capital Stock” in the prospectus contained in the Registration Statement on Form S-11 (Registration No. 333-187513), as initially filed with the Securities and Exchange Commission on March 26, 2013, as subsequently amended and as may be amended after the date hereof, and is incorporated by reference herein. The final prospectus, when filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: May 3, 2013	By:	/s/ Louis S. Haddad
Louis S. Haddad
President and Chief Executive Officer

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